EXHIBIT 10.1

RESTRICTED STOCK UNIT AGREEMENT

THIS RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is made effective as of the grant date set forth below by and between SYNOVUS FINANCIAL CORP., a Georgia corporation (the “Corporation”), and ___________________ (“Executive”).

WHEREAS, Executive has been awarded Restricted Stock Units (“RSUs”) under the Corporation’s 2007 Omnibus Plan (“Plan”).

NOW, THEREFORE, in accordance with the provisions of the Plan and this Agreement, Executive hereby agrees to the following terms and conditions:

1.	Grant of RSUs

Executive is hereby granted RSUs as follows:

Date of Grant:	_____________, 200__

Vesting Period:	Please refer to Section 2 of this Agreement

Total Number of RSUs:	_____________

2.	Vesting of RSUs

(a)        Vesting Conditions. If Executive remains in the continuous employ of the Corporation or a Subsidiary of the Corporation through the date(s) indicated in Column I below, the RSUs will become non-forfeitable (i.e., “vest”) to the extent indicated in Column II below:

(I)	(II)
If employment	the % of the RSUs
continues through	then	which vest is

____________, 200__	100%

[or]

____________, 200__	___%

[or]

____________, 200__	___%

[or]

____________, 200__	___%

[or]

____________, 200__	___%

[or]

____________, 200__	___%

Such vesting will occur (to the extent indicated in Column (II) above) at the close of business on the applicable date(s) indicated in Column (I) above. Any RSUs which are not vested on the date of Executive’s termination of employment will be forfeited to the Corporation, unless the Compensation Committee in its sole and exclusive discretion determines otherwise.

(b)        Effect of Voluntary Termination or Termination for Cause or Suicide. If Executive’s employment with the Corporation and its Subsidiaries is terminated: (i) by Executive voluntarily or (ii) by the Corporation or a Subsidiary for Cause or (iii) by Executive’s death due to suicide before all RSUs vest pursuant to the provisions of paragraph 4(a) above, then any RSUs which are not vested at the time of such termination will be forfeited to the Corporation on the date of such termination, unless the Compensation Committee in its sole and exclusive discretion determines otherwise.

(c)        Effect of Death (Other Than by Suicide) or Disability. If Executive’s employment with the Corporation and its Subsidiaries terminates by reason of Executive’s death (other than by suicide) or Disability, then any RSUs which are not vested at the time of such termination will become vested automatically.

(d)        Effect of Retirement or Leave of Absence. If Executive’s employment with the Corporation and its Subsidiaries is terminated by reason of Executive’s retirement after attainment of age 62 and 15 years of Service, then any RSUs which are not vested at the time of such retirement will become vested automatically. A leave of absence which is approved in writing by the Compensation Committee with specific reference to this Agreement will not be considered a termination of Executive’s employment with the Corporation and its Subsidiaries for purposes of this Section 2 or any other provision of this Agreement.

(e)        In the event of a Change of Control (as defined in the Plan), the RSUs will vest immediately upon such Change of Control.

(f)         No Forfeiture of Vested RSUs. Any RSUs which vest pursuant to the preceding provisions of this Section 2 will not thereafter be forfeited.

3.	Conversion of RSUs and Issuance of Shares

Upon vesting of the RSUs, one share of the Corporation’s Common Stock shall be issued for each RSU that vests on such vesting date, subject to the terms and conditions of this Agreement and the Plan.

4.	Transfer of RSUs

Unless otherwise permitted by the Committee, the RSUs may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than pursuant to a will or the laws of descent and distribution. Any attempted disposition in violation of this Agreement and the Plan shall be void.

5.	Status of Executive

The Executive shall not be, or have rights as, a stockholder of the Corporation with respect to any of the shares of Common Stock subject to the RSUs unless such RSUs have vested, and shares underlying the RSUs have been issued and delivered to him or her. The Corporation shall not be required to issue or transfer any certificates for shares of Common Stock upon vesting of the RSUs until all applicable requirements of law have been complied with and such shares have been duly listed on any securities exchange on which the Common Stock may then be listed.

6.	Dividend Equivalents

Until the Executive’s employment with the Corporation and its Subsidiaries is terminated for any reason, or until such time as the RSUs vest, whichever occurs first, the Corporation will pay the Executive a cash amount equal to the number of RSUs subject to restriction times the per share quarterly dividend payments made to shareholders of the Corporation’s Common Stock, with such payments to be made reasonably promptly after the payment date of each quarterly dividend.

7.	General Provisions

(a)        Administration, Interpretation and Construction. The terms and conditions set forth in this Agreement will be administered, interpreted and construed by the Compensation Committee, whose decisions will be final, conclusive and binding on the Corporation, on Executive and on anyone claiming under or through the Corporation or Executive. Without limiting the generality of the foregoing, any determination as to whether an event has occurred or failed to occur which causes the RSUs to be forfeited pursuant to the terms and conditions set forth in this Agreement, will be made in the good faith but absolute discretion of the Compensation Committee. By accepting the transfer of RSUs, Executive irrevocably consents and agrees to the terms and conditions set forth in this Agreement and to all actions, decisions and determinations to be taken or made by the Compensation Committee in good faith pursuant to the terms and conditions set forth in this Agreement.

(b)        Withholding. The Corporation will have the right to withhold from any payments to be made to Executive (whether under this Agreement or otherwise) any taxes the Corporation determines it is required to withhold with respect to Executive under the laws and regulations of any governmental authority, whether Federal, state or local and whether domestic or foreign, in connection with this Agreement, including, without limitation, taxes in connection with the transfer of RSUs or the lapse of restrictions on RSUs. Failure to submit any such withholding taxes shall be deemed to cause otherwise lapsed restrictions on RSUs not to lapse.

(c)        Rights Not Assignable or Transferable. No rights under this Agreement will be assignable or transferable other than by will or the laws of descent and distribution, either voluntarily, or, to the full extent permitted by law, involuntarily, by way of encumbrance, pledge, attachment, levy or charge of any nature except as otherwise provided in this Agreement. Executive’s rights under this Agreement will be exercisable during Executive’s lifetime only by Executive or by Executive’s guardian or legal representative.

(d)        Terms and Conditions Binding. The terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of the Corporation, its successors and assigns, including any assignee of the Corporation and any successor to the Corporation by merger, consolidation or otherwise, and Executive, Executive’s heirs, devisees and legal representatives. In addition, the terms and conditions set forth in the Plan and in this Agreement will be binding upon and inure to the benefit of Mellon and its successors and assigns.

(e)        No Employment Rights. No provision of this Agreement or the Plan will be deemed to confer upon Executive any right to continue in the employ of the Corporation or a Subsidiary or will in any way affect the right of the Corporation or a Subsidiary to dismiss or otherwise terminate Executive’s employment at any time for any reason with or without cause, or will be construed to impose upon the Corporation or a Subsidiary any liability for any forfeiture of RSUs which may result under this Agreement if Executive’s employment is so terminated.

(f)         No Liability for Good Faith Business Acts or Omissions. Executive recognizes and agrees that the Compensation Committee, the Board, or the officers, agents or employees of the Corporation and its Subsidiaries, in their oversight or conduct of the business and affairs of the Corporation and its Subsidiaries, may in good faith cause the Corporation or a Subsidiary to act, or to omit to act, in a manner that may, directly or indirectly, prevent the RSUs from vesting. No provision of this Agreement will be interpreted or construed to impose any liability upon the Corporation, a Subsidiary, the Compensation Committee, Board or any officer, agent or employee of the Corporation or a Subsidiary, for any forfeiture of RSUs that may result, directly or indirectly, from any such action or omission.

(g)        Recapitalization. In the event that Executive receives, with respect to RSUs, any securities or other property (other than cash dividends) as a result of any stock dividend or split, spin-off, recapitalization, merger, consolidation, combination or exchange of shares or a similar corporate change, any such securities or other property received by Executive will likewise be held by Mellon and be subject to the terms and conditions set forth in this Agreement and will be included in the term “RSUs.”

(h)        Appointment of Agent. By accepting the transfer of RSUs, Executive irrevocably nominates, constitutes, and appoints Mellon as Executive’s agent for purposes of surrendering or transferring the RSUs to the Corporation upon any forfeiture required or authorized by this Agreement. This power is intended as a power coupled with an interest and will survive Executive’s death. In addition, it is intended as a durable power and will survive Executive’s disability.

(i)         Legal Representative. In the event of Executive’s death or a judicial determination of Executive’s incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to Executive’s heirs or devises.

(j)         Titles. The titles to sections or paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the title of any section or paragraph.

(k)        Plan Governs. The RSUs are being transferred to Executive pursuant to and subject to the Plan, a copy of which is available upon request to the Corporate Secretary of the Corporation. The provisions of the Plan are incorporated herein by this reference, and all capitalized terms in this Agreement shall have the same meanings given to such terms in the Plan. The terms and conditions set forth in this Agreement will be administered, interpreted and construed in accordance with the Plan, and any such term or condition which cannot be so administered, interpreted or construed will to that extent be disregarded.

(l)         Complete Agreement. This instrument contains the entire agreement of the parties relating to the subject matter of this Agreement and supersedes and replaces all prior agreements and understandings with respect to such subject matter. The parties hereto have made no agreements, representations or warranties relating to the subject matter of this Agreement which are not set forth herein or incorporated by reference.

(m)       Amendment; Modification; Wavier. No provision set forth in this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be authorized by the Compensation Committee and shall be agreed to in writing, signed by Executive and by an officer of the Corporation duly authorized to do so. No waiver by either party hereto of any breach by the other party of any condition or provision set forth in this Agreement to be performed by such other party will be deemed a waiver of a subsequent breach of such condition or provision, or will be deemed a waiver of a similar or dissimilar provision or condition at the same time or at any prior or subsequent time.

(n)        Governing Law. The validity, interpretation, performance and enforcement of the terms and conditions set forth in this Agreement will be governed by the laws of the State of Georgia, the state in which the Corporation is incorporated, without giving effect to the principles of conflicts of law of that state.

The Corporation has issued the RSUs in accordance with the foregoing terms and conditions and in accordance with the provisions of the Plan. By signing below, Executive hereby agrees to the foregoing terms and conditions of the RSUs.

IN WITNESS WHEREOF, Executive has set Executive’s hand and seal, effective as of the date and year set forth above.

____________________________________________(L.S.)

5